Exhibit 25.1


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM T-1

                         STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                           -----

                              ---------------

                    THE FIRST NATIONAL BANK OF CHICAGO
            (Exact name of trustee as specified in its charter)

    A National Banking Association                         36-0899825
                                                      (I.R.S. employer
                                                identification number)

One First National Plaza, Chicago, Illinois                 60670-0126
      (Address of principal executive offices)              (Zip Code)

                    The First National Bank of Chicago
                   One First National Plaza, Suite 0286
                      Chicago, Illinois   60670-0286
          Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
         (Name, address and telephone number of agent for service)

                             ----------------

                              SUNAMERICA INC.
            (Exact name of obligor as specified in its charter)

      Maryland                                              86-0176061
   (State or other jurisdiction of                          (I.R.S. employer
   incorporation or organization)                     identification number)

      1 SunAmerica Center
      Los Angeles, California                               90067-6022
  (Address of principal executive offices)                  (Zip Code)


                              Debt Securities
                      (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

            (a)   Name and address of each examining or
            supervising authority to which it is subject.

            Comptroller of Currency, Washington, D.C.,
            Federal Deposit Insurance Corporation,
            Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

            (b)   Whether it is authorized to exercise
            corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.

Item 16.    List of exhibits.   List below all exhibits filed as a
            part of this Statement of Eligibility.

            1.A copy of the articles of association of the
              trustee now in effect.*

            2.A copy of the certificates of authority of the
              trustee to commence business.*

            3.A copy of the authorization of the trustee to
              exercise corporate trust powers.*

            4.A copy of the existing by-laws of the trustee.*

            5.Not Applicable.

            6.The consent of the trustee required by
              Section 321(b) of the Act.

            7.A copy of the latest report of condition of the
              trustee published pursuant to law or the requirements of its supervising or examining authority.

            8.Not Applicable.

            9.Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 16th day of December, 1994.


              The First National Bank of Chicago,
              Trustee,

              By   /s/ R. D. Manella

                  R. D. Manella
                  Vice President and Senior Counsel

      *Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991 (Registration No. 33-36314).



                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                December 16, 1994




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between SUNAMERICA INC. and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                        Very truly yours,

                        The First National Bank of Chicago

                        By:   /s/ R. D. Manella

                              R.D. Manella
                              Vice President and Senior Counsel







                                   EXHIBIT 7



      A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.





















Legal Title of Bank:   The First National Bank of Chicago
Call Date:             9/30/94 ST-BK:  17-1630 FFIEC 031
                                               Page RC-1
Address:               One First National Plaza, Suite 0460
City, State  Zip:      Chicago, IL  60670-0460
FDIC Certificate No.:  0/3/6/1/8
                       ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                               Dollar Amounts in           C400
                                   Thousands       RCFD  BIL MIL THOU    <-
                               -----------------   ----  ------------    --


ASSETS
1. Cash and balances due from
   depository institutions
   (from Schedule RC-A):
   a. Noninterest-bearing
      balances and currency
      and coin(1)                                  0081     3,677,034   1.a.
   b. Interest-bearing
      balances(2)                                  0071     7,396,406   1.b.
2. Securities
   a. Held-to-maturity securities
      (from Schedule RC-B,
      column A)                                    1754       169,280   2.a.
 b. Available-for-sale
      securities (from Schedule
      RC-B, column D)                              1773       533,138   2.b.
3. Federal funds sold and
   securities purchased under
   agreements to resell in
   domestic offices of the
   bank and its Edge and
   Agreement subsidiaries, and
   in IBFs:
   a. Federal Funds sold                           0276     3,758,277   3.a.
   b. Securities purchased under
      agreements to resell                         0277       983,109   3.b.
4. Loans and lease financing
   receivables:
   a. Loans and leases, net of
      unearned income (from Schedule
      RC-C)                          RCFD 2122 14,933,756               4.a.
   b. LESS: Allowance for loan and
      lease losses                   RCFD 3123    355,626               4.b.
   c. LESS: Allocated transfer risk
      reserve                        RCFD 3128       0                  4.c.
   d. Loans and leases, net of
      unearned income, allowance,
      and reserve (item 4.a minus
      4.b and 4.c)                                 2125    14,578,130   4.d.
5. Assets held in trading
      accounts                                     3545     9,793,010   5.
6. Premises and fixed assets
   (including capitalized
   leases)                                         2145       506,298   6.
7. Other real estate owned
   (from Schedule RC-M)                            2150        48,699   7.
8. Investments in unconsolidated
   subsidiaries and associated
   companies (from Schedule RC-M)                  2130         7,269   8.
9. Customers' liability to this bank
   on acceptances outstanding                      2155       583,073   9.
10.Intangible assets (from Schedule
   RC-M)                                           2143       122,763  10.
11.Other assets (from Schedule RC-F)               2160     1,217,250  11.
12.Total assets (sum of items 1
   through 11)                                     2170    43,373,736  12.


- ---------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.



Legal Title of Bank:    The First National Bank of Chicago
Call Date:              930/94 ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Suite 0460
                                                                   Page RC-2
City, State  Zip:       Chicago, IL  60670-0460
FDIC Certificate No.:   0/3/6/1/8
                        ---------
Schedule RC-Continued

                               Dollar Amounts in
                                   Thousands             BIL MIL THOU
                               -----------------         ------------
LIABILITIES
13.Deposits:
   a. In domestic offices (sum
      of totals of columns A
      and C from Schedule RC-E,
      part 1)                                              RCON 2200   14,587,998   13.a.
      (1) Noninterest-bearing(1).   RCON 6631  5,788,459                            13.a.(1)
      (2) Interest-bearing          RCON 6636 18,799,539                            13.a.(2)
   b. In foreign offices, Edge and
      Agreement subsidiaries, and
      IBFs (from Schedule RC-E,
      part II)                                             RCFN 2200    9,974,515   13.b.
     (1) Noninterest bearing        RCFN 6631    850,522                            13.b.(1)
     (2) Interest-bearing           RCFN 6636  9,123,993                            13.b.(2)
14.Federal funds purchased and
   securities sold under agreements
   to repurchase in domestic
   offices of the bank and of
   its Edge and Agreement
   subsidiaries, and in IBFs:
   a. Federal funds purchased                              RCFD 0278    2,211,005   14.a.
   b. Securities sold under
      agreements to repurchase                             RCFD 0279      765,393   14.b.
15.a. Demand notes issued to
      the U.S. Treasury                                    RCFD 2840      102,201   15.a.
   b. Trading Liabilities                                  RCFD 3548    6,291,743   15.b.
16.Other borrowed money:
   a. With original maturity of
      one year or less                                     RCFD 2332    3,237,167   16.a.
   b. With original maturity of
      more than one year                                   RCFD 2333      491,176   16.b.
17.Mortgage indebtedness and
   obligations under capitalized
   leases                                                  RCFD 2910      275,794   17.
18.Bank's liability on acceptance
   executed and outstanding                                RCFD 2920      583,073   18.
19.Subordinated notes and
   debentures                                              RCFD 3200    1,325,000   19.
20.Other liabilities (from
   Schedule RC-G)                                          RCFD 2930      638,753   20.
21.Total liabilities (sum of
   items 13 through 20)                                    RCFD 2948   40,483,818   21.
22.Limited-Life preferred
   stock and related surplus                               RCFD 3282            0   22.

EQUITY CAPITAL
23.Perpetual preferred stock
   and related surplus                                     RCFD 3838            0   23.
24.Common stock                                            RCFD 3230      200,858   24.
25.Surplus (exclude all surplus
   related to preferred
   stock)                                                  RCFD 3839    2,289,398   25.
26. a. Undivided profits and
       capital reserves                                    RCFD 3632      403,835   26.a.
    b. Net unrealized holding
       gains (losses) on available-
       for-sale securities                                 RCFD 8434       (3,441)  26.b.
27.Cumulative foreign currency
   translation adjustments                                 RCFD 3284         (732)  27.
28.Total equity capital (sum
   of items 23 through 27)                                 RCFD 3210    2,889,918   28.
29.Total liabilities, limited-
   life preferred stock, and
   equity capital (sum of
   items 21, 22, and 28)                                   RCFD 3300   43,373,736   29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
the bank by independent external                           Number
auditors as of any date during 1993                   RCFD6724  N/A    M.1.



1 =Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 =Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
   (but not on the bank separately)
3 =Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4.=Directors' examination of the bank performed by other external auditors
   (may be required by state chartering authority)
5 =Review of the bank's financial statements by external auditors
6 =Compilation of the bank's financial statements by external auditors
7 =Other audit procedures (excluding tax preparation work)
8 =No external audit work

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.